Taubman Centers, Inc.
200 East Long Lake Road
Bloomfield Hills, MI 48304
(248) 258-6800

CONTACT:	Barbara K. Baker
(248) 258-7367
www.taubman.com

FOR IMMEDIATE RELEASE

TAUBMAN CENTERS ISSUES THIRD QUARTER RESULTS

o	Strong Occupancy and Sales Increases
o	Northlake Mall Opens on Target
o	Anchors Announced for Partridge Creek and Oyster Bay
o	2005 FFO per Share Guidance Increases

        BLOOMFIELD HILLS, Mich., Oct. 24, 2005 - Taubman Centers, Inc. (NYSE:TCO) today issued its financial results for the quarter and year-to-date periods ended September 30, 2005.

        Net Income (loss) allocable to common shareholders per diluted common share (EPS) for the quarter ended September 30, 2005 was $(0.18), versus $(0.06) during the third quarter of 2004. EPS for the nine month period ended September 30, 2005 was $(0.22) versus $(0.06) for the nine month period ended September 30, 2004.

        For the quarter ended September 30, 2005, excluding the accounting charge relating to the original issuance costs of the redeemed Series A preferred shares, Funds from Operations (FFO) per diluted share was $0.48, versus $0.48 per share for the quarter ended September 30, 2004. Including this charge, FFO per diluted share was $0.44 for the quarter. For the nine months ended September 30, 2005, FFO per diluted share was $1.49, up from $1.47 for the first nine months of 2004.

        “Increased rent at our centers and the opening of Northlake Mall in Charlotte positively impacted our results this quarter,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers. “This was offset by an increase in interest expense from a combination of higher short-term rates and the impact of the Wellington refinancing that locked in attractive long-term rates plus Asia-related expenses that are an investment in our future.”

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Strong Occupancy and Sales Increases

        Occupancy for the portfolio was 88.9 percent at September 30, 2005, up 1.0 percent from 87.9 percent on September 30, 2004. Leased space at September 30, 2005 was 91.2 percent, up from 90.2 percent on September 30, 2004. Including temporary tenants, occupancy was 91.0 percent at September 30, 2005, up from 90.4 percent on September 30, 2004. “We continue to be very focused on occupancy as a driver of core net operating income (NOI) growth,” said Mr. Taubman.

        Sales increases at Taubman properties continue to lead the industry. Mall tenant sales per square foot increased 8.5 percent for the quarter and 7.5 percent for the nine month period ended September 30. “Sales growth continues to be strong and we are optimistic that we will have a solid holiday season,” said Mr. Taubman.

Significant Progress on Development Projects

        On September 15, Northlake Mall opened on schedule in Charlotte, North Carolina. The center debuted 95 percent leased and committed, and is expected to be over 90 percent occupied by the holidays. The 1.1 million square-foot enclosed shopping center features five anchor stores – Belk, Dillard’s, Hecht’s, Dick’s Sporting Goods and a 14-screen AMC movie megaplex – plus an outstanding mix of specialty shops and eateries. “The community has responded enthusiastically to Northlake Mall and initial traffic and sales are very encouraging,” said Mr. Taubman.

        During the quarter, Taubman also announced a long-term agreement with MGM MIRAGE to both lead the retail leasing and provide third-party development and design advisory services for Project CityCenter. Project CityCenter is a multi-billion dollar mixed-use urban development project in the heart of the Las Vegas strip. This unique urban-like district is scheduled to open in late 2009.

        The company recently announced that Nordstrom, Parisian and MJR Theatres will anchor Partridge Creek Fashion Park, an open-air shopping center currently under development on a 55-acre site in Clinton Township, Michigan. The approximately 600,000 square foot center is scheduled to open in the fall of 2007, with Nordstrom opening in spring 2008. The center’s approximately 129,000 square foot, two-level Nordstrom will be the Seattle-based retailer’s third full-line store in Michigan. Parisian will open a 120,000 square foot, two-level store which will be its third metro-Detroit location. MJR Theatres, based in Oak Park, Mich., will build a 14-screen, 55,749 square foot stadium-style movie theatre complex.

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        The company also was delighted to announce Nordstrom’s commitment to The Mall at Oyster Bay (Syosset, Long Island, N.Y.). Nordstrom will join Neiman Marcus, completing the anchor lineup. The demolition of the site is finished, and the company is working with the community to resolve all issues remaining prior to special use permit approval and the issuance of building permits. The company continues to target a fall 2007 opening for this center.

2005 FFO per Share Guidance Increases

        The company is increasing its 2005 Adjusted FFO per diluted share outlook to be in the range of $2.16 to $2.19. Adjusted FFO excludes the $3.1 million accounting charge relating to the original issuance costs of the Series A preferred shares that were redeemed during the third quarter. Including this charge, 2005 FFO per diluted share is expected to be in the range of $2.12 to $2.15.

        Net Income (loss) allocable to common shareholders for the year is expected to be in the range of $(0.01) to $0.10 per share excluding the redemption charge. Including this charge, Net Income (loss) allocable to common shareholders is expected to be in the range of $(0.07) to $0.04 per share. The net income ranges provided do not include any estimate for a potential gain on sale of a property during the fourth quarter.

Supplemental Investor Information Available

        The company provides supplemental investor information coincident with its earnings announcements. It is available online at www.taubman.com under “Investor Relations.” This packet includes the following information:

o	Income Statements
o	Earnings Reconciliations
o	Changes in Funds from Operations and Earnings Per Share
o	Components of Other Income and Operating Expense
o	Balance Sheets
o	Debt Summary
o	Other Debt and Equity Information
o	Construction and Center Openings
o	Capital Spending
o	Operational Statistics
o	Owned Centers
o	Major Tenants in Owned Portfolio
o	Anchors in Owned Portfolio

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Investor Conference Call

        The company will provide an online Web simulcast and rebroadcast of its 2005 third quarter earnings release conference call in which the company will review the results for the quarter, progress on its development and financing plans. The live broadcast of the conference call will be available online at www.taubman.com under “Investor Relations,” www.fulldisclosure.com and www.streetevents.com on October 24 beginning at 4:00 p.m. EDT. The online replay will follow shortly after the call and continue for 90 days.

        Taubman Centers, Inc., a real estate investment trust, owns and/or manages 23 urban and suburban regional and super regional shopping centers in 11 states. In addition, The Pier at Caesars (Atlantic City, N.J.) is under construction and is scheduled to open in late spring 2006. Taubman Centers is headquartered in Bloomfield Hills, Mich.

        This press release contains forward-looking statements within the meaning of the Securities Act of 1933 as amended. These statements reflect management’s current views with respect to future events and financial performance. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to changes in general economic and real estate conditions, changes in the interest rate environment and availability of financing, and adverse changes in the retail industry. Other risks and uncertainties are discussed in the company’s filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.

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TAUBMAN CENTERS, INC.
Table 1 — Summary of Results
For the Three and Nine Months Ended September 30, 2005 and 2004

(in thousands of dollars, except as indicated)

	Three Months Ended September 30		Nine Months Ended September 30

	2005	2004	2005	2004

Income before discontinued operations and minority and preferred interests	9,752	12,623	39,195	43,257
Discontinued operations	-	136	-	289
Minority interest in consolidated joint ventures	40	221	24	36
Minority share of income of TRG (1)	(627)	(3,103)	(8,156)	(11,386)
Distributions in excess of earnings allocable to minority partners (1)	(8,262)	(5,752)	(18,874)	(15,168)
TRG preferred distributions	(615)	(2,865)	(1,845)	(7,604)
Net income	288	1,260	10,344	9,424
Preferred dividends (2)	(9,318)	(4,150)	(21,618)	(12,450)
Income (loss) from continuing operations per common share - basic and diluted	(0.18)	(0.06)	(0.22)	(0.07)
Net income (loss) allocable to common shareowners	(9,030)	(2,890)	(11,274)	(3,026)
Net income per common share - basic and diluted	(0.18)	(0.06)	(0.22)	(0.06)
Beneficial interest in EBITDA - consolidated businesses (3) (4)	55,136	54,562	171,952	160,461
Beneficial interest in EBITDA - unconsolidated joint ventures (3) (4)	26,448	25,355	78,772	81,996
Funds from Operations - Operating Partnership (3)	35,879	39,240	122,369	121,539
Funds from Operations allocable to TCO (3)	22,466	23,596	75,877	73,689
Funds from Operations per common share - basic (3)	0.44	0.49	1.51	1.50
Funds from Operations per common share - diluted (3)	0.44	0.48	1.49	1.47
Weighted average number of common shares outstanding	50,765,091	48,159,799	50,313,815	49,145,132
Common shares outstanding at end of period	50,792,695	48,538,366
Weighted average units - Operating Partnership - basic	81,074,321	80,088,564	81,061,282	81,084,439
Weighted average units - Operating Partnership - diluted	81,997,126	81,479,087	82,045,822	82,524,845
Units outstanding at end of period - Operating Partnership	81,074,322	80,510,645
Ownership percentage of the Operating Partnership at end of period	62.6%	60.3%
Number of owned shopping centers at end of period	22	21	22	21
Operating Statistics:
Mall tenant sales	932,229	829,775	2,731,528	2,459,866
Mall tenant sales - comparable	924,782	829,775	2,724,081	2,459,866
Ending occupancy (5)	88.9%	87.9%	88.9%	87.9%
Ending occupancy - comparable (5)	89.2%	87.9%	89.2%	87.9%
Average occupancy (5)	88.9%	87.3%	88.7%	86.7%
Average occupancy - comparable (5)	89.0%	87.3%	88.7%	86.7%
Leased space at end of period (5)(6)	91.2%	90.2%	91.2%	90.2%
Leased space at end of period - comparable (5)(6)	91.3%	90.2%	91.3%	90.2%
Mall tenant occupancy costs as a percentage of tenant sales-consolidated businesses (4)(7)	15.3%	16.5%	15.7%	16.9%
Mall tenant occupancy costs as a percentage of tenant sales-unconsolidated joint ventures (4)(7)	14.0%	15.5%	14.3%	15.6%
Rent per square foot - consolidated businesses (4)	41.32	41.04	41.51	40.69
Rent per square foot - unconsolidated joint ventures (4)	41.52	42.24	42.17	42.52

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(1)	Because the Operating Partnership’s balance of net equity allocable to partnership unitholders is less than zero, the income allocated to minority partners during the three and nine months ended September 30, 2005 and 2004 is equal to the minority partners’ share of distributions. The Company’s net equity allocable to partnership unitholders is less than zero due to accumulated distributions in excess of net income and not as a result of operating losses.

(2)	Preferred dividends for the three and nine months ended September 30, 2005 include a $3.1 million charge incurred in connection with the redemption of $87 million of the Series A Preferred Stock.

(3)	Beneficial Interest in EBITDA represents the Operating Partnership’s share of the earnings before interest and depreciation and amortization, excluding gains on sales of depreciated operating properties of its consolidated and unconsolidated businesses. The Company believes Beneficial Interest in EBITDA provides a useful indicator of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure. In addition, the Company uses a comparable measure to EBITDA, net operating income (revenues less operating expenses, excluding depreciation and amortization, “NOI”), as an alternative measure to evaluate the operating performance of centers, both on an individual and stabilized portfolio basis.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (loss) (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from extraordinary items and sales of properties, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. FFO is primarily used by the Company in measuring performance and in formulating corporate goals and compensation. FFO as presented by the Company is not necessarily comparable to the FFO of other REITs due to the fact that not all REITs use the NAREIT definition. FFO should not be considered an alternative to net income as an indicator of the Company’s operating performance. Additionally, FFO does not represent cash flows from operating, investing or financing activities as defined by GAAP.

Prior to the fourth quarter of 2004, the Company did not include an add-back for depreciation of center replacement assets when computing its Beneficial Interest in EBITDA or FFO. As of the fourth quarter of 2004, the Company began to include such an add-back and restated previously reported EBITDA and FFO amounts.

(4)	The results of International Plaza are presented within the Consolidated Businesses for periods beginning July 1, 2004, as a result of the Company’s acquisition of a controlling interest in the center. Results of International Plaza prior to the acquisition date are included within the Unconsolidated Joint Ventures.

(5)	2004 statistics have been restated to include anchor spaces at value centers (Arizona Mills, Dolphin Mall, and Great Lakes Crossing).

(6)	Leased space comprises both occupied space and space that is leased but not yet occupied.

(7)	Mall tenant occupancy costs are defined as the sum of minimum rents, percentage rents and expense recoveries, excluding utilities.

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TAUBMAN CENTERS, INC.
Table 2 — Income Statement
For the Quarters Ended September 30, 2005 and 2004

(in thousands of dollars)

	2005		2004

	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)

REVENUES:
Minimum rents	63,863	45,365	61,865	45,722
Percentage rents	1,319	1,147	1,179	406
Expense recoveries	37,248	22,351	35,006	21,277
Management, leasing and development services	3,390		6,110
Other	6,038	2,403	6,741	2,041

Total revenues	111,858	71,266	110,901	69,446

OPERATING EXPENSES:
Recoverable expenses (2)	35,245	19,723	32,845	18,686
Other operating	10,673	4,781	9,509	5,678
Management, leasing and development services	2,444		4,890
General and administrative	6,764		7,604
Interest expense	27,219	16,987	24,652	17,351
Depreciation and amortization	29,029	11,583	27,069	10,816

Total operating expenses	111,374	53,074	106,569	52,531

	484	18,192	4,332	16,915

Equity in income of Unconsolidated Joint Ventures	9,268		8,291

Income before discontinued operations and minority
and preferred interests	9,752		12,623
Discontinued operations (3)-
Net gain on disposition of interest in center			136
Minority and preferred interests:
TRG preferred distributions	(615)		(2,865)
Minority share of consolidated joint ventures	40		221
Minority share of income of TRG	(627)		(3,103)
Distributions in excess of minority share of income	(8,262)		(5,752)

Net income	288		1,260
Preferred dividends (4)	(9,318)		(4,150)

Net income (loss) allocable to common shareowners	(9,030)		(2,890)

SUPPLEMENTAL INFORMATION (5):
EBITDA - 100%	58,224	47,691	57,397	46,213
EBITDA - outside partners' share	(3,088)	(21,243)	(2,835)	(20,858)

Beneficial interest in EBITDA	55,136	26,448	54,562	25,355
Beneficial interest expense	(25,805)	(9,448)	(23,386)	(9,641)
Non-real estate depreciation	(519)		(635)
Preferred dividends and distributions	(9,933)		(7,015)

Funds from Operations contribution	18,879	17,000	23,526	15,714

Net straightline adjustments to rental revenue and
ground rent expense at TRG %	471	-	1,042	2

(1)	With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company’s ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method.

(2)	Included in recoverable expenses of the Consolidated Businesses and Unconsolidated Joint Ventures (both at 100%) are $1.5 million and $0.9 million, respectively, of depreciation of center replacement assets for the three months ended September 30, 2005, and $1.3 million and $1.1 million, respectively, for the three months ended September 30, 2004.

(3)	During the three months ended September 30, 2004, a $0.1 million adjustment to the gain on disposition of Biltmore Fashion Park was recognized.

(4)	Preferred dividends for the three months ended September 30, 2005 include a $3.1 million charge incurred in connection with the redemption of $87 million of the Series A Preferred Stock.

(5)	EBITDA and FFO for the three months ended September 30, 2004 have been restated from amounts previously reported to include an add-back of depreciation of center replacement assets recoverable from tenants.

Taubman Centers/8

TAUBMAN CENTERS, INC.
Table 3 — Income Statement
For the Year to Date Periods Ended September 30, 2005 and 2004

(in thousands of dollars)

	2005		2004

	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)

REVENUES:
Minimum rents	190,241	136,630	169,511	146,488
Percentage rents	3,736	2,809	2,282	2,690
Expense recoveries	110,543	65,936	98,996	73,663
Management, leasing and development services	8,924		16,339
Other	27,842	7,502	24,042	6,260

Total revenues	341,286	212,877	311,170	229,101

OPERATING EXPENSES:
Recoverable expenses (2)	102,433	56,477	91,304	62,788
Other operating	34,775	16,121	26,344	16,099
Costs related to unsolicited tender offer,
net of recoveries			(1,044)
Management, leasing and development services	5,764		14,671
General and administrative	20,509		19,384
Interest expense	79,251	50,504	70,377	56,937
Depreciation and amortization	87,069	34,458	73,540	39,334

Total operating expenses	329,801	157,560	294,576	175,158

	11,485	55,317	16,594	53,943

Equity in income of Unconsolidated Joint Ventures	27,710		26,663

Income before discontinued operations and minority
and preferred interests	39,195		43,257
Discontinued operations (3)-
Net gain on disposition of interest in center			289
Minority and preferred interests:
TRG preferred distributions	(1,845)		(7,604)
Minority share of consolidated joint ventures	24		36
Minority share of income of TRG	(8,156)		(11,386)
Distributions in excess of minority share of income	(18,874)		(15,168)

Net income	10,344		9,424
Preferred dividends (4)	(21,618)		(12,450)

Net income (loss) allocable to common shareowners	(11,274)		(3,026)

SUPPLEMENTAL INFORMATION (5):
EBITDA - 100%	182,251	143,021	163,920	154,265
EBITDA - outside partners' share	(10,299)	(64,249)	(3,459)	(72,269)

Beneficial interest in EBITDA	171,952	78,772	160,461	81,996
Beneficial interest expense	(75,187)	(28,095)	(68,598)	(30,402)
Non-real estate depreciation	(1,610)		(1,864)
Preferred dividends and distributions	(23,463)		(20,054)

Funds from Operations contribution	71,692	50,677	69,945	51,594

Net straightline adjustments to rental revenue and
ground rent expense at TRG %	1,267	124	1,638	190

(1)	With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company’s ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method. The results of International Plaza are presented within the Consolidated Businesses for periods beginning July 1, 2004, as a result of the Company’s acquisition of a controlling interest in the center. Results of International Plaza prior to the acquisition date are included within the Unconsolidated Joint Ventures.

(2)	Included in recoverable expenses of the Consolidated Businesses and Unconsolidated Joint Ventures (both at 100%) are $4.4 million and $2.7 million, respectively, of depreciation of center replacement assets for the nine months ended September 30, 2005, and $3.4 million and $4.1 million, respectively, for the nine months ended September 30, 2004.

(3)	During the nine months ended September 30, 2004, a $0.3 million adjustment to the gain on disposition of Biltmore Fashion Park was recognized.

(4)	Preferred dividends for the nine months ended September 30, 2005 include a $3.1 million charge incurred in connection with the redemption of $87 million of the Series A Preferred Stock.

(5)	EBITDA and FFO for the nine months ended September 30, 2004 have been restated from amounts previously reported to include an add-back of depreciation of center replacement assets recoverable from tenants.

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TAUBMAN CENTERS, INC.
Table 4 — Reconciliation of Net Income (Loss) to Funds from Operations and Adjusted Funds from Operations
For the Periods Ended September 30, 2005 and 2004

(in thousands of dollars, except per share/unit information)

	Three Months Ended		Year to Date

	2005	2004	2005	2004

Net income (loss) allocable to common shareowners	(9,030)	(2,890)	(11,274)	(3,026)

Add (less) depreciation and gain on disposition of property:
Gain on disposition of interest in center		(136)		(289)
Depreciation and amortization (1):
Consolidated businesses at 100%	30,521	28,413	91,515	76,949
Minority partners in consolidated joint ventures	(1,714)	(1,790)	(6,259)	(1,716)
Share of unconsolidated joint ventures	7,732	7,423	22,967	24,931
Non-real estate depreciation	(519)	(635)	(1,610)	(1,864)

Add minority interests in TRG:
Minority share of income of TRG	627	3,103	8,156	11,386
Distributions in excess of minority share of income of TRG	8,262	5,752	18,874	15,168

Funds from Operations - TRG	35,879	39,240	122,369	121,539

Funds from Operations - TCO (2)	22,466	23,596	75,877	73,689

Funds from Operations - TRG (1) (2)	35,879	39,240	122,369	121,539

Charge upon redemption of Series A preferred stock	3,115		3,115
Insurance recoveries related to unsolicited tender offer				(1,044)

Adjusted Funds from Operations - TRG (3)	38,994	39,240	125,484	120,495

Adjusted Funds from Operations - TCO (2) (3)	24,416	23,596	77,827	73,051

Adjusted Funds from Operations - per diluted share/unit	0.48	0.48	1.53	1.46

(1)	Depreciation and amortization includes depreciation of center replacement assets recoverable from tenants, classified as recoverable expenses in the Company’s financial statements. TRG’s beneficial interest in these amounts are $1.9 million for the three months ended September 30, 2005 and 2004, and $5.6 million and $5.4 million for the nine months ended September 30, 2005 and 2004, respectively. 2004 amounts have been restated to include such depreciation.

(2)	TCO’s share of TRG’s FFO is based on an average ownership of 63% and 60% during the three months ended September 30, 2005 and 2004, respectively, and 62% and 61% during the nine months ended September 30, 2005 and 2004, respectively.

(3)	Adjusted FFO excludes a third quarter 2005 charge incurred in connection with the redemption of $87 million of the Series A Preferred Stock and insurance recoveries related to the recent unsolicited tender offer during the nine months ended September 30, 2004. The Company discloses this Adjusted FFO due to the significance and infrequent nature of these costs and recoveries. The insurance recoveries relate to the only hostile takeover attempt against the Company in its history and the costs to resist this attempt were clearly not a part of the Company’s normal operating results. Given the significance of these costs, the Company believes it is essential to a reader’s understanding of the Company’s results of operations to emphasize the impact on the Company’s earnings measures. The adjusted measures are not and should not be considered alternatives to net income or cash flows from operating, investing, or financing activities as defined by GAAP.

Taubman Centers/10

TAUBMAN CENTERS, INC.
Table 5 — Reconciliation of Net Income (Loss) to Beneficial Interest in EBITDA
For the Periods Ended September 30, 2005 and 2004

(in thousands of dollars)

	Three Months Ended		Year to Date

	2005	2004	2005	2004

Net income (loss) allocable to common shareowners	(9,030)	(2,890)	(11,274)	(3,026)

Add (less) depreciation and gain on disposition of property:
Gain on disposition of interest in center		(136)		(289)
Depreciation and amortization (1):
Consolidated businesses at 100%	30,521	28,413	91,515	76,949
Minority partners in consolidated joint ventures	(1,714)	(1,790)	(6,259)	(1,716)
Share of unconsolidated joint ventures	7,732	7,423	22,967	24,931

Add minority interests in TRG:
Minority share of income of TRG	627	3,103	8,156	11,386
Distributions in excess of minority share of income of TRG	8,262	5,752	18,874	15,168

Add (less) preferred interests and interest expense:
Preferred dividends and distributions	9,933	7,015	23,463	20,054
Interest expense for all businesses in continuing operations	44,206	42,003	129,755	127,314
Interest expense allocable to minority partners in consolidated joint ventures	(1,414)	(1,266)	(4,064)	(1,779)
Interest expense allocable to outside partners in unconsolidated joint ventures	(7,539)	(7,710)	(22,409)	(26,535)

Beneficial Interest in EBITDA - TRG	81,584	79,917	250,724	242,457

(1)	Depreciation and amortization includes depreciation of center replacement assets recoverable from tenants, classified as recoverable expenses in the Company’s financial statements. 2004 amounts have been restated to include such depreciation.

Taubman Centers/11

TAUBMAN CENTERS, INC.
Table 6 — Balance Sheets
As of September 30, 2005 and December 31, 2004

(in thousands of dollars)

	As of

	September 30, 2005	December 31, 2004

Consolidated Balance Sheet of Taubman Centers, Inc. (1):

Assets:
Properties	3,050,709	2,936,964
Accumulated depreciation and amortization	(627,968)	(558,891)

	2,422,741	2,378,073
Investment in Unconsolidated Joint Ventures	137,355	129,934
Cash and cash equivalents	38,134	29,081
Accounts and notes receivable, net	25,560	32,124
Accounts and notes receivable from related parties	2,299	1,636
Deferred charges and other assets	58,770	61,586

	2,684,859	2,632,434

Liabilities:
Notes payable	2,011,559	1,930,439
Accounts payable and accrued liabilities	241,464	223,331
Dividends and distributions payable	14,573	13,892
Distributions in excess of investments in and net income of
Unconsolidated Joint Ventures	102,416	106,367

	2,370,012	2,274,029

Preferred Equity of TRG	29,217	29,217

Shareowners' Equity:
Series A Cumulative Redeemable Preferred Stock	45	80
Series B Non-Participating Convertible Preferred Stock	30	30
Series G Cumulative Redeemable Preferred Stock
Series H Cumulative Redeemable Preferred Stock
Common Stock	508	487
Additional paid-in capital	738,405	729,481
Accumulated other comprehensive income (loss)	(9,508)	(11,387)
Dividends in excess of net income	(443,850)	(389,503)

	285,630	329,188

	2,684,859	2,632,434

Combined Balance Sheet of Unconsolidated Joint Ventures (2):

Assets:
Properties	1,118,641	1,080,482
Accumulated depreciation and amortization	(383,299)	(360,830)

	735,342	719,652
Cash and cash equivalents	28,758	25,173
Accounts and notes receivable	14,499	22,866
Deferred charges and other assets	26,901	26,213

	805,500	793,904

Liabilities:
Notes payable	1,001,346	1,008,604
Accounts payable and other liabilities	54,083	53,706

	1,055,429	1,062,310

Accumulated Deficiency in Assets:
Accumulated deficiency in assets - TRG	(161,579)	(173,579)
Accumulated deficiency in assets - Joint Venture Partners	(85,161)	(91,259)
Accumulated other comprehensive income (loss) - TRG	(2,524)	(2,817)
Accumulated other comprehensive income (loss) - Joint Venture Partners	(665)	(751)

	(249,929)	(268,406)

	805,500	793,904

(1)	Certain reclassifications have been made to prior year information to conform to current year classifications.

(2)	Amounts exclude The Pier at Caesars, a center under construction, which TRG made a $4 million contribution to in January 2005.

Taubman Centers/12

TAUBMAN CENTERS, INC.
Table 7 — 2005 Annual Outlook

(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for Year Ended December 31, 2005 Before Redemption Charge		Redemption Charge (1)	Range for Year Ended December 31, 2005

Funds from Operations per common share	2.16	2.19	(0.04)	2.12	2.15

Real estate depreciation - TRG	(1.64)	(1.60)		(1.64)	(1.60)

Depreciation of TCO's additional basis in TRG	(0.15)	(0.15)		(0.15)	(0.15)

Distributions in excess of earnings allocable
to minority interest	(0.39)	(0.35)	(0.02)	(0.41)	(0.37)

Net income (loss) allocable to common shareholders,
per common share (2)	(0.01)	0.10	(0.06)	(0.07)	0.04

(1)	During July 2005, the Company redeemed 3.48 million shares of Series A preferred stock with the proceeds of the issuance of Series H preferred stock. Emerging Issues Task Force Topic D-42, “The Effect on the Calculation of Earnings Per Share for the Redemption or Induced Conversion of Preferred Stock,” provides that any excess of the fair value of the consideration transferred to the holders of preferred stock redeemed over the carrying amount of the preferred stock should be subtracted from net earnings to determine net earnings available to common stockholders. As a result of application of Topic D-42, 2005 Funds from Operations and net income (loss) allocable to common shareholders has been reduced by $3.1 million, representing the difference between the carrying value and the redemption price of the shares of Series A preferred stock redeemed.

(2)	The guidance for net income (loss) does not include any estimate for a potential gain on sale of a property in the fourth quarter.